    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 18, 2002
                                                           REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

               HYDROGENICS CORPORATION - CORPORATION HYDROGENIQUE
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             CANADA                                     NOT APPLICABLE
  (STATE OR OTHER JURISDICTION                 (IRS EMPLOYER IDENTIFICATION NO.)
OF INCORPORATION OR ORGANIZATION)

                              5985 MCLAUGHLIN ROAD
                          MISSISSAUGA, ONTARIO L5R 1B8
                                     CANADA
                                 (905) 361-3660
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                   ----------
                             HYDROGENICS CORPORATION
                                STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)
                                   ----------

                              HYDROGENICS USA, INC.
                               95 HIGH TECH DRIVE
                              RUSH, NEW YORK 14543
                              ATTN: JONATHAN LUNDY
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                 (905) 361-3670
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

     COPIES OF ALL COMMUNICATIONS, INCLUDING ALL COMMUNICATIONS SENT TO THE
                     AGENT FOR SERVICE, SHOULD BE SENT TO:

                              MARK L. MANDEL, ESQ.
                         BROBECK, PHLEGER & HARRISON LLP
                            1633 BROADWAY, 47TH FLOOR
                            NEW YORK, NEW YORK 10019
                                 (212) 237-2598
                            FACSIMILE: (212) 586-7878

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                                                     PROPOSED            AMOUNT OF
TITLE OF EACH CLASS OF                                                   PROPOSED                MAXIMUM AGGREGATE     REGISTRATION
SECURITIES TO BE REGISTERED      AMOUNT TO BE REGISTERED     MAXIMUM OFFERING PRICE PER SHARE      OFFERING PRICE           FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Shares                      3,441,650 Shares (1)                   $ 1.41                  $7,712,783.85 (2)      $709.58
                                                                            7.20(2)
====================================================================================================================================

         (1) This Registration Statement shall also cover any additional Common Shares which become issuable under the Registrant's Stock Option Plan by reason of any share dividend, share split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's Common Shares.

         (2) Calculated solely for purposes of this offering under Rule 457(h) under the Securities Act of 1933, as amended, on the basis of (i) the weighted average exercise price of $1.41 with respect to 2,947,685 Common Shares subject to outstanding options and (ii) $7.20, the average of the high and low selling price per Common Share on January 15, 2002, as reported by the Nasdaq National Market, with respect to 493,965 Common Shares not subject to outstanding options.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

                  (a) The Registrant's Annual Report on Form 20-F for the year ended December 31, 2000, filed with the Commission on May 22, 2001;

                  (b) The Registrant's Reports of Foreign Issuer on Form 6-K filed with the Commission on April 4, 2001, May 10, 2001, May 25, 2001, August 28, 2001, August 30, 2001, October 23, 2001, October 31, 2001
         and December 6, 2001; and

                  (c) The description of the Registrant's Common Shares contained in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on October 23, 2000.

         In addition to the foregoing, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under both the Canada Business Corporations Act and the Registrant's By-Laws, the Registrant is permitted to indemnify out of its own funds it directors and officers, former directors and officers and their respective heirs and legal representatives against costs, charges and expenses, including amounts paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which they are made parties because of their position as directors or officers of the Registrant, including an action by or on behalf of the Registrant to procure a judgment in its favor. In order to be entitled to indemnification under this Act and the By-Laws, the directors or officers must act honestly and in good faith with a view to the Registrant's best interests, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer must have reasonable grounds for believing that his or her conduct was lawful. In addition, in respect of an action by or on behalf of the Registrant to procure a judgment in its favor, a court must approve of the indemnification.

         Currently, there is no pending litigation or proceeding where a current or past director, officer or employee is seeking indemnification, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification. The Registrant has purchased a liability insurance policy covering its directors and officers and the directors and officers of its subsidiaries.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         4. Stock Option Plan (filed as exhibit 10.3 to the Registrant's Registration Statement on Form F-1 (No. 333-42682) filed on July 31, 2000 and incorporated by reference herein).
         5.       Opinion of Osler, Hoskin & Harcourt.
         23.1     Consent of Osler, Hoskin & Harcourt (included in exhibit 5).
         23.2     Consent of PricewaterhouseCoopers LLP.
         24.      Power of Attorney (included in signature page).


ITEM 9.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933 (the "1933 Act");

                           (ii) To reflect in the prospectus of any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment of any of the securities being registered which remain unsold at the termination of the offering under the Registrant's Stock Option Plan.

         (b) The undersigned Registrant hereby undertakes that for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the Registrant in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mississauga, Ontario, Canada on this 18th day of January, 2002.

                                   HYDROGENICS CORPORATION

                                   By:/s/Pierre Rivard
                                      ------------------------------------------
                                      Pierre Rivard
                                      Chief Executive Officer and President

                                POWER OF ATTORNEY

         That each person whose signature appears below, does hereby constitute and appoint Pierre Rivard and Gary Brandt and each of them acting alone, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them acting alone, determine may be necessary or advisable or required to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that any or all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                        TITLE                                      DATE
               ---------                                        -----                                      ----
   /s/ Pierre Rivard                       President, Chief Executive Officer and Director           January 18, 2002
-------------------------------------      (Principal Executive Officer)
             Pierre Rivard


   /s/Norman M. Seagram                     Chairman of the Board of Directors                       January 18, 2002
-------------------------------------
           Norman M. Seagram

   /s/Gary Brandt                          Chief Financial Officer                                   January 18, 2002
-------------------------------------      (Principal Financial and Accounting Officer)
              Gary Brandt

                                           Vice President Technology and Director                    January 18, 2002
-------------------------------------
           Joseph Cargnelli

   /s/Boyd J. Taylor                       Vice President Sales and Marketing, Director              January 18, 2002
-------------------------------------
            Boyd J. Taylor

                                           Director                                                  January 18, 2002
-------------------------------------
            Donald J. Lowry

               SIGNATURE                                        TITLE                                      DATE
               ---------                                        -----                                      ----
     /s/Robert Lee                         Director                                                  January 18, 2002
-------------------------------------
            Dr. Robert Lee

                                           Director                                                  January 18, 2002
-------------------------------------
            Don J. Morrison

     /s/Frank Colvin                       Director                                                  January 18, 2002
-------------------------------------
             Frank Colvin

                            AUTHORIZED REPRESENTATIVE

         Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement solely in the capacity of the duly authorized representative of Hydrogenics Corporation in the United States, in the city of Newark, Delaware on January 18, 2002.


                                       PUGLISI & ASSOCIATES


                                       By: /s/ Greg Lavelle
                                           -------------------------------------
                                           Greg Lavelle
                                           Vice President

                                  EXHIBIT INDEX

Exhibit Number        Exhibit
--------------        -------

     4. Stock Option Plan (filed as exhibit 10.3 to the Registrant's Registration Statement on Form F-1 (No. 333-42682) filed on July 31, 2000 and incorporated by reference herein).

     5.           Opinion of Osler, Hoskin & Harcourt.

    23.1          Consent of Osler, Hoskin & Harcourt (included in exhibit 5).

    23.2          Consent of PricewaterhouseCoopers LLP.

    24.           Power of Attorney (included in signature page).